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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                JANUARY 4, 1995

                            ------------------------

                               CHIRON CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                      0-12798              94-2754624
   (State or other jurisdiction          (Commission         (I.R.S. Employer
         of incorporation)               File Number)      Identification No.)

         4560 HORTON STREET,
        EMERYVILLE, CALIFORNIA                        94608-2916
        (Address of principal
          executive offices)                          (Zip Code)

              Registrant's telephone number, including area code:
                                 (510) 655-8730

                            ------------------------

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

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
                                AMENDMENT NO. 1

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    The undersigned registrant hereby amends the following portion of its Current Report on Form 8-K dated January 4, 1995, as set forth below:

    (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

    Chiron Corporation ("Chiron" or the "Company") is filing with this amendment the financial statements required by Item 7 (a) of this Form. The following financial statements are included in Exhibit 13 and incorporated herein by reference:

        1. Audited Consolidated Balance Sheets, Statements of Operations and Cash Flows of Ciba Corning Diagnostics Corp. as of December 31, 1994 and December 31, 1993 and for each of the years in the three-year period ended December 31, 1994, together with the report thereon by Ernst & Young LLP, independent accountants for Ciba Corning Diagnostics Corp.

        2. Audited Balance Sheets, Statements of Operations and Cash Flows of The Biocine Company as of December 31, 1994 and December 31, 1993 and for each of the years in the three-year period ended December 31, 1994, together with the report thereon by KPMG Peat Marwick LLP, independent accountants for The Biocine Company.

        3. Audited Consolidated Balance Sheets, Statements of Operations and Cash Flows of JV Vax B.V. as of November 30, 1994 and November 30, 1993 and for each of the three periods ended November 30, 1994, 1993 and 1992, together with the report thereon by Reconta Ernst & Young, independent accountants for JV Vax B.V.

    (b)  PRO FORMA FINANCIAL INFORMATION

    Pro forma financial information for the transaction described in Item 2, consisting of an Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1994 and an Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1994, together with notes thereto, are attached hereto and incorporated herein by reference.

    The following Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1994, and the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1994, give effect to Chiron's acquisitions from Ciba-Geigy Limited ("Ciba") of Ciba Corning Diagnostics Corp. ("CCD") and Ciba's interests in The Biocine Company and JV Vax B.V. accounted for under the purchase method of accounting. The Unaudited Pro Forma Combined Condensed Financial Statements are based on the historical Consolidated Financial Statements of Chiron, Ciba Corning Diagnostics Corp., The Biocine Company, and JV Vax B.V. and give effect to the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

    The Unaudited Pro Forma Combined Condensed Balance Sheet assumes that the acquisitions were consummated on December 31, 1994, and the Unaudited Pro Forma Combined Condensed Statement of Operations assumes the acquisitions were consummated on January 1, 1994.

    The pro forma adjustments are based on the agreements between Ciba and Chiron, which provide for Ciba to receive 6.6 million shares of newly issued Chiron common stock and a cash payment of $23.5 million in exchange for Ciba Corning Diagnostics Corp. and Ciba's interests in The Biocine

Company and JV Vax B.V. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet, the value of the Chiron common stock is based upon a per share price of $61.75. The estimated aggregate amount to be allocated to the assets acquired consists of (in thousands):

Chiron common stock issued to Ciba.......................................  $ 407,550
Cash payment to Ciba.....................................................     23,504
Estimated costs and expenses.............................................      2,344
                                                                           ---------
                                                                           $ 433,398
                                                                           ---------
                                                                           ---------

    The actual allocation will be based on the estimated fair values of the tangible and intangible assets and liabilities of the acquired companies on January 1, 1995. For purposes of the pro forma financial statements, such allocation has been estimated as follows (in thousands):

Current assets..........................................................  $ 279,154
Property, plant and equipment...........................................    133,554
Liabilities.............................................................   (251,524)
Other assets............................................................     20,603
Intangible assets.......................................................     33,004
In-process technology...................................................    218,607
                                                                          ---------
                                                                          $ 433,398
                                                                          ---------
                                                                          ---------

    The allocation is based upon preliminary estimates. In accordance with generally accepted accounting principles, the amount allocated to in-process technology will be charged to expense in the first quarter of 1995. This adjustment has been excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations as it is a nonrecurring item. In addition, the Company expects to incur other nonrecurring charges in the first quarter of 1995 related to Ciba's investment in Chiron, including payments to employees and the related taxes, as well as investment advisor and legal fees associated with the transaction. These additional charges are estimated to total approximately $50 million and have also been excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations as they are nonrecurring items.

    The Unaudited Pro Forma Combined Condensed Statement of Operations excludes any potential benefits that might result from the acquisitions due to synergies that may be derived and from the elimination of any duplicate efforts. The Unaudited Pro Forma Combined Condensed Financial Statements do not purport to be indicative of the results that actually would have occurred if the acquisitions occurred on the dates indicated or indicative of results which may be obtained in the future. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical Consolidated Financial Statements and accompanying Notes for Chiron, Ciba Corning Diagnostics Corp., The Biocine Company and JV Vax B.V.

    (c)  EXHIBITS

     13.1  Consolidated financial statements of Ciba Corning Diagnostics Corp.
     13.2  Financial statements of The Biocine Company
     13.3  Consolidated financial statements of JV Vax B.V.
     23.1  Consent of Ernst & Young LLP, Independent Auditors
     23.2  Consent of KPMG Peat Marwick LLP, Independent Auditors
     23.3  Consent of Reconta Ernst & Young, Independent Auditors

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            CIBA                                    ADJUSTMENTS
                                                           CORNING                THE                   AND
                                             CHIRON      DIAGNOSTICS   JV VAX   BIOCINE             ELIMINATION        PRO FORMA
                                          CORPORATION       CORP.       B.V.    COMPANY    TOTAL      ENTRIES          COMBINED
                                          ------------   -----------   -------  --------  --------  ------------       ---------
Revenues:
  Product sales.........................    $275,966        $447,125   $56,676  $  --     $779,767    $ --             $779,767
  Equity in earnings of unconsolidated
   joint businesses.....................      82,395         --          --        --       82,395       (7,144)(4)      75,251
  Collaborative agreement revenues......      67,501         --          --        --       67,501      --               67,501
  Other revenues........................      28,117           8,550     2,578     --       39,245       (1,937)(8)      34,608
                                                                                                         (2,700)(5)
                                          ------------   -----------   -------  --------  --------  ------------       ---------
    Total revenues......................     453,979         455,675    59,254     --      968,908      (11,781)        957,127
Expenses:
  Research and development..............     166,175          61,484     9,233    54,875   291,767      (54,875)(4)     236,830
                                                                                                            (62)(1)
  Cost of sales.........................     128,209         208,916    24,105     --      361,230      (12,265)(1)     348,965
  Selling, general and administrative...     112,107         157,811    21,789     1,937   293,644       (1,937)(8)     291,557
                                                                                                           (150)(1)
  Other operating expenses..............       5,088          12,627     --        --       17,715        1,486(2)       19,201
  Loss on divestiture...................      --              (3,757)    --        --       (3,757)     --               (3,757)
                                          ------------   -----------   -------  --------  --------  ------------       ---------
    Total expenses......................     411,579         437,081    55,127    56,812   960,599      (67,803)        892,796
                                          ------------   -----------   -------  --------  --------  ------------       ---------
Income (loss) from operations...........      42,400          18,594     4,127   (56,812)    8,309       56,022          64,331
Other income (expense), net.............     (10,403)        (12,482)   10,868       683   (11,334)       3,971(3)       (7,363)
                                          ------------   -----------   -------  --------  --------  ------------       ---------
Income (loss) before income taxes.......      31,997           6,112    14,995   (56,129)   (3,025)      59,993          56,968
Provision for income taxes..............      13,672           4,006     3,103     --       20,781        4,501(6)       25,282
                                          ------------   -----------   -------  --------  --------  ------------       ---------
Net income (loss).......................    $ 18,325        $  2,106   $11,892  $(56,129) $(23,806)   $  55,492        $ 31,686
                                          ------------   -----------   -------  --------  --------  ------------       ---------
                                          ------------   -----------   -------  --------  --------  ------------       ---------
Net income per share....................       $0.53                                                                      $0.77(7)
                                          ------------                                                                 ---------
                                          ------------                                                                 ---------
Shares used in calculation of net income
 per share..............................      34,293                                                                     40,893(7)
                                          ------------                                                                 ---------
                                          ------------                                                                 ---------

                            See accompanying notes.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS

    The Unaudited Pro Forma Combined Condensed Statement of Operations has been prepared to reflect the acquisitions as if they occurred on January 1, 1994. In the case of JV Vax B.V., the amounts included herein are for the year ended November 30, 1994. The acquisitions have been accounted for under the purchase method of accounting. The amount of the purchase price allocated to base technology has been recorded as an intangible asset and is being amortized on a straight-line basis over 10-15 years.

    The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Statement of Operations:

        1) Represents adjustments to depreciation and amortization resulting from the fair market value adjustments to fixed assets, intangible assets, and other assets recorded in connection with the acquisitions.

        2) Represents the amortization of identifiable intangible assets primarily over 10 to 15 years.

        3) Represents the adjustments to interest income and interest expense resulting from (a) a reduction in Ciba Corning Diagnostics Corp.'s debt to amounts specified in the acquisition agreements at a weighted average interest rate of 6.8%, and (b) a reduction in interest income earned due to the $23.5 million payment made to Ciba in connection with the acquisition.

        4) Represents the elimination of Chiron's share of the net income of JV Vax B.V. and research expense billed by Chiron to The Biocine Company. Revenues of $40.9 million earned by Chiron from The Biocine Company were not eliminated as Ciba has agreed to provide research funding of at least $250 million over five years in support of research at Chiron. However, the specific programs to be funded are subject to Ciba's approval. In the event Chiron utilizes this research funding arrangement, Chiron will be obligated to offer to Ciba the opportunity to share in the market opportunities of any resulting products. Alternatively, Chiron is entitled to re-acquire all rights to any resulting products by repaying to Ciba, in cash or common stock, an amount equal to the funding plus interest.

        5) Represents the elimination of revenues recorded by CCD in connection with research collaboration arrangements with Ciba.

        6) Represents the tax effect, where applicable, of the Unaudited Pro Forma Combined Condensed Statement of Operations adjustments based on the statutory rate in effect for the period shown.

        7) Pro forma combined net income per share amounts as presented in the accompanying Unaudited Pro Forma Combined Condensed Statement of Operations are based on the weighted average number of Chiron shares used in the calculation of historical net income per share, adjusted to reflect the issuance of 6.6 million new shares of Chiron common stock to Ciba.

        8)  Represents the elimination of intercompany transactions.

        9) As required under generally accepted accounting principles, amounts allocated to acquired in-process technology have been written off in the accompanying Unaudited Pro Forma Combined Condensed Balance Sheet. This $218.6 million charge has been excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations as it represents a material, nonrecurring item. Additionally, the Company expects to incur charges of approximately $50 million related to legal and investment advisory fees and employee payments and the related taxes in connection with this transaction. These charges have also been excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations as they represent material, nonrecurring items but they have been reflected in the accompanying Unaudited Pro Forma Combined Condensed Balance Sheet.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                        CIBA                                           ADJUSTMENTS
                                                       CORNING                                             AND
                                          CHIRON     DIAGNOSTICS   JV VAX    THE BIOCINE               ELIMINATION   PRO FORMA
                                        CORPORATION     CORP.       B.V.       COMPANY      TOTAL        ENTRIES      COMBINED
                                        -----------  -----------  ---------  -----------  ----------  -------------  ----------
Current assets:
  Cash and cash equivalents...........   $  84,876    $  14,953   $  12,203   $  10,573   $  122,605  $  (23,504)(5) $   99,101
  Short-term investments in marketable
   debt securities....................     137,619       --          --          --          137,619       --           137,619
  Accounts receivable, net............     140,476      126,386      34,503      --          301,365     (17,283)(1)    283,352
                                                                                                            (730)(2)
  Inventories.........................      47,592       72,636      12,926      --          133,154       9,068 (2)    142,222
  Other current assets................      23,252        7,516         582      --           31,350       --            31,350
                                        -----------  -----------  ---------  -----------  ----------  -------------  ----------
    Total current assets..............     433,815      221,491      60,214      10,573      726,093     (32,449)       693,644
Noncurrent investments in marketable
 debt securities......................     171,328       --          --          --          171,328       --           171,328
Property, equipment and leasehold
 improvements, net....................     286,174      141,095      27,082      --          454,351     (21,082)(2)    433,269
Intangible assets, net................      85,803       16,272         268      --          102,343     235,205 (2)    118,941
                                                                                                        (218,607)(4)
Investments in equity securities and
 affiliated companies.................      51,425       --          --          --           51,425     (21,630)(6)     29,795
Other assets..........................      21,197       23,740         358      --           45,295      (3,316)(2)     41,979
                                        -----------  -----------  ---------  -----------  ----------  -------------  ----------
                                         $1,049,742   $ 402,598   $  87,922   $  10,573   $1,550,835  $  (61,879)    $1,488,956
                                        -----------  -----------  ---------  -----------  ----------  -------------  ----------
                                        -----------  -----------  ---------  -----------  ----------  -------------  ----------
Current liabilities:
  Accounts payable....................   $  27,778    $  26,469   $  14,874   $  --       $   69,121  $    --        $   69,121
  Accrued compensation and related
   expenses...........................      24,010       16,983       3,154      --           44,147       2,400 (2)     46,547
  Current portion of long-term debt
   and bank borrowings................       3,461       38,804       4,266      --           46,531       --            46,531
  Taxes payable.......................      10,060        7,964         178      --           18,202       --            18,202
  Due to affiliates...................       8,645       68,652       1,219      17,283       95,799     (25,928)(1)      1,219
                                                                                                         (68,652)(3)
  Other current liabilities...........      45,687       32,472       6,212      --           84,371      10,949 (2)    122,964
                                                                                                          27,644 (5)
                                        -----------  -----------  ---------  -----------  ----------  -------------  ----------
    Total current liabilities.........     119,641      191,344      29,903      17,283      358,171     (53,587)       304,584
Due to affiliates.....................      --           55,405      --          --           55,405      (3,981)(3)     51,424
Long-term debt........................     338,061        5,791       9,271      --          353,123       --           353,123
Postretirement benefits...............      --           40,951      --          --           40,951     (27,211)(3)     13,740
Other noncurrent liabilities..........      19,409        4,913       5,488      --           29,810       --            29,810
Stockholders' equity:
  Partners' capital...................      --           --          --          (6,710)      (6,710)      8,645 (1)     --
                                                                                                          (1,935)(6)
  Common stock and additional paid-in
   capital............................   1,162,276      255,657      93,191      --        1,511,124     432,250 (5)  1,594,526
                                                                                                        (348,848)(6)
  Accumulated deficit.................    (575,236)    (159,559)    (49,931)     --         (784,726)    209,491 (6)   (843,842)
                                                                                                        (218,607)(4)
                                                                                                         (50,000)(5)
  Unrealized loss from investments....     (12,690)      --          --          --          (12,690)      --           (12,690)
  Cumulative foreign currency
   translation adjustment.............      (1,719)       8,096      --          --            6,377      (8,096)(6)     (1,719)
                                        -----------  -----------  ---------  -----------  ----------  -------------  ----------
    Total stockholders' equity........     572,631      104,194      43,260      (6,710)     713,375      22,900        736,275
                                        -----------  -----------  ---------  -----------  ----------  -------------  ----------
                                         $1,049,742   $ 402,598   $  87,922   $  10,573   $1,550,835  $  (61,879)    $1,488,956
                                        -----------  -----------  ---------  -----------  ----------  -------------  ----------
                                        -----------  -----------  ---------  -----------  ----------  -------------  ----------

                            See accompanying notes.

                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET

    The Unaudited Pro Forma Combined Condensed Balance Sheet was prepared to reflect the acquisitions accounted for under the purchase method of accounting on December 31, 1994. In the case of JV Vax B.V., the amounts included herein are as of November 30, 1994.

    The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet:

        1) Represents the elimination of intercompany receivables and payables between Chiron, The Biocine Company, and JV Vax B.V. as of December 31, 1994.

        2) Represents the adjustments of the acquired companies' assets and liabilities to their estimated fair values at the date of the acquisition and the allocation of negative goodwill of approximately $65 million to reduce amounts assigned to noncurrent assets acquired and purchased in-process technology.

        3) Represents adjustments for pension liabilities not assumed and a reduction of total indebtedness to $100 million, as specified in the acquisition agreements.

        4) Represent the write-off of acquired in-process technology at the acquisition date. This adjustment is excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations as it is a nonrecurring item.

        5) Represents the issuance of 6.6 million shares of Chiron common stock at a fair market value of $61.75 per share, the payment of $23.5 million to Ciba and the accrual of costs and expenses associated with the transaction. Also, represents the accrual of approximately $50 million for transaction related charges related to legal and investment advisor fees, as well as employee payments and related taxes. Employee payments totaling $24.7 million will be repaid by Ciba in the form of a capital contribution.

        6) Represents the elimination of Chiron's equity investments in The Biocine Company and JV Vax B.V. and the elimination of historical equity of the acquired companies.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CHIRON CORPORATION

                                          By         /s/ DENNIS L. WINGER

                                             -----------------------------------
                                                      Dennis L. Winger
                                                   SENIOR VICE PRESIDENT,
                                                 FINANCE AND ADMINISTRATION
                                                 AND CHIEF FINANCIAL OFFICER

Dated: March 17, 1995

                                 EXHIBIT INDEX

Exhibit 13.1  Consolidated financial statements of Ciba Corning Diagnostics Corp.
Exhibit 13.2  Financial statements of The Biocine Company
Exhibit 13.3  Consolidated financial statements of JV Vax B.V.
Exhibit 23.1  Consent of Ernst & Young LLP, Independent Auditors
Exhibit 23.2  Consent of KPMG Peat Marwick LLP, Independent Auditors
Exhibit 23.3  Consent of Reconta Ernst & Young, Independent Auditors